EX-23.1



Consent of Arthur Andersen LLP


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K/A, into the Company's previously filed Registration Statement File No. 333-36698.



/s/ Arthur Andersen LLP
San Francisco, California
September 5, 2001